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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: August 31, 2002



                                   EMTEC, INC.
               (Exact name of Registrant as specified in Charter)



         Delaware                           2-54020                       87-0273300
(State or other jurisdiction of       (Commission File No.)              (IRS Employer
         incorporation)                                                 Identification
                                                                            Number)

817 East Gate Drive, Mount Laurel, New Jersey                               08054
(Address of principal executive offices)                                  (Zip Code)


Registrant's telephone number, including area code:  (856) 235-2121





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


         On August 31, 2002, Emtec, Inc. (the "Company") acquired all of the customer contracts and certain assets of Turnkey Computer Systems, Inc. ("Turnkey") of Clifton, NJ. The purchase price will be paid over a two-year period and will be based on earning share derived from the customer contracts transferred from Turnkey to Emtec. Emtec has also hired 16 of Turkey Computer Systems' employees.

          Reference is made to the Asset Acquisition Agreement dated August 31, 2002 by and between the Company and Turnkey Computer Systems, Inc., a copy of which is attached as an exhibit 10.1 hereto, for further details for this transaction.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (a)      Financial Statements of Businesses Acquired:

                   The financial statements required by Item 7(a) relative to Turnkey Computer Systems, Inc. will be filed under cover of Form 8-K/A as soon as is practicable but not later than November 14, 2002.

          (b)      Pro Forma Financial Information:

                   The pro forma financial information required by Item 7(b) relative to Registrant and Turnkey Computer Systems, Inc. will be filed under cover of Form 8-K/A as soon as is practicable but not later than November 14, 2002.

         (c)      Exhibits:

         10.1 Asset Acquisition Agreement dated August 31, 2002, by and between Turnkey Computer Systems, Inc., and the Registrant.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 13, 2002

                                          EMTEC, INC.
                                          (Registrant)


                                          By:   /s/ John Howlett
                                                -----------------------------
                                                    John Howlett
                                                    Chairman and President